SCHIFF HARDIN & WAITE
   7200 SEARS TOWER
   CHICAGO, ILLINOIS 60606

   Neal A. Mancoff
   (312) 258-5699
                                                                EXHIBIT 5

                                      December 30, 1996




   Northwestern Public Service Company
   33 3rd Street, S.E.
   P.O. Box 1318
   Huron, South Dakota 57350

        RE: NORTHWESTERN PUBLIC SERVICE COMPANY -- REGISTRATION OF 20,000 SHARES OF COMMON STOCK, PAR VALUE $3.50 PER SHARE, ON FORM S-8
             ------------------------------------------------------------

   Ladies and Gentlemen:

        We have acted as counsel to Northwestern Public Service Company, a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering and sale by the Company of 20,000 shares of Common Stock of the Company, $3.50 par value per share (the "Shares"), as more fully described in the Registration Statement, through the Northwestern Public Service Company Supplemental Variable Investment Plan (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Plan.

        In this connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and upon payment therefor, as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By:/s/    Neal A. Mancoff
                                         --------------------------------
                                                Neal A. Mancoff